UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2006

SOUTHERN STAR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

20-2514234

(IRS Employer Identification No.)

307-1178 Hamilton Street, Vancouver, B.C., Canada V6B 2S2

(Address of principal executive offices and Zip Code)

(604) 307-4274

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On November 2, 2006, our wholly-owned subsidiary, Southern Star Operating Inc., entered into a Purchase and Sale Agreement with Dynamic Resources Corporation, Tyner Texas Operating Company, Tyner Texas Resources LP and Ramshorn Investments, Inc. Pursuant to the Purchase and Sale Agreement, Southern Star Operating acquired a 20% interest in the D Duck Prospect Area in Bossier and Caddo Parishes, Louisiana from Tyner Texas Resources and Tyner Texas Operating in consideration for the payment of $290,962.27. In addition, Southern Star Operating was appointed as operator of the prospect following the resignation of Tyner Texas Operating.

2

Amendment Agreement

On December 22, 2006, we entered into an Amendment Agreement with Southern Star Operating, Big Sky Management, Ltd., Eric Boehnke, Troy Mutter and Frank Hollmann to amend the terms of the Restructuring Agreement dated November 6, 2006. Prior to entering into the Amendment Agreement, the Restructuring Agreement originally stated that Big Sky Management assigned all right to a 40% working interest in the prospect to Southern Star Operating even though Big Sky Management only held a 20% interest. The parties entered into the Amendment Agreement to correct the error and clarify that Big Sky Management transferred all of its 20% interest in the prospect, not 40% as was stated in the Restructuring Agreement.

Southern Star Operating currently holds a 40% working interest in the prospect as a result of the acquisition of the 20% interest under the Purchase and Sale Agreement and the 20% interest under the Restructuring Agreement, as amended.

Item 9.01.	Financial Statements and Exhibits.
10.1	Purchase and Sale Agreement dated November 2, 2006.
10.2	Amendment Agreement dated December 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN STAR ENERGY INC.

By: /s/ Eric Boehnke

Eric Boehnke

President, Secretary and Treasurer

Dated: January 3, 2007

CW996489.1